UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 25, 2005
GOLFSMITH INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-101117	16-1634897

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11000 North IH-35, Austin, Texas	78753-3195

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 837-8810
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 25, 2005, the Compensation Committee of the Board of Directors (“Compensation Committee”) of Golfsmith International Holdings, Inc. (“Company”), the parent company of Golfsmith International, Inc (“Golfsmith”), approved the adoption of the Annual Management Incentive Plan (“Incentive Plan”), effective as of August 25, 2005.
The Incentive Plan allows eligible employees of Golfsmith or one of its wholly owned subsidiaries, the opportunity to receive a cash bonus based on certain company and participant performance goals, as defined by the Compensation Committee, and a bonus pool established by the Compensation Committee.
The foregoing description of the Incentive Plan does not purport to be complete and is qualified in its entirety by the terms and conditions of the Incentive Plan, which is filed as Exhibit 10.1 attached hereto and is incorporated herein by reference. The Form Individual Notice of Award is filed as Exhibit 10.2 attached hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Description
10.1	Golfsmith International Holdings, Inc. Annual Management Incentive Plan

10.2	Form Individual Notice of Award

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.
August 30, 2005	By:	/s/ James D. Thompson
		Name:	James D. Thompson
		Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Golfsmith International Holdings, Inc. Annual Management Incentive Plan

10.2	Form Individual Notice of Award